Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2024, with respect to the consolidated financial statements of Alpha Cognition Inc. as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 included in this Registration Statement on Form S-1/A (Amendment No.4 to Form S-1, File No. 333-280196) and related prospectus.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

November 6, 2024